UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2019

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor

New York, NY 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATXI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

Avenue Therapeutics, Inc. (“Avenue”) held its annual meeting of stockholders on June 19, 2019 at the offices of its legal counsel, Alston & Bird LLP, 90 Park Avenue, New York, New York 10016 at 10:00 a.m. Eastern Time. Stockholders representing 10,279,516, or 62.07% of the 16,558,747 shares entitled to vote were represented in person or by proxy constituting a quorum. At the annual meeting, the following two proposals were approved: the election of seven directors to hold office until the 2020 annual meeting, and the ratification of the appointment of BDO USA, LLP as Avenue’s independent registered public accounting firm for the year ending December 31, 2019. The two proposals are described in detail in Avenue’s definitive proxy statement dated April 30, 2019 for the annual meeting.

Proposal 1

The votes with respect to the election of seven directors to hold office until the 2020 annual meeting were as follows:

Director	For	% Voted For	Withheld	% Voted Withheld
Lindsay A. Rosenwald, M.D.	5,765,414	97.56%	143,979	2.44%
Lucy Lu, M.D.	5,852,697	99.04%	56,696	0.96%
Neil Herskowitz	5,856,850	99.11%	52,543	0.89%
Jay Kranzler, M.D., PhD	5,787,235	97.93%	122,158	2.07%
Thomas G. Moore	5,855,250	99.08%	54,143	0.92%
Nishant Saxena	5,826,197	98.59%	83,196	1.41%
Jaideep Gogtay, M.D.	5,851,197	99.02%	58,196	0.98%

Proposal 2

The votes with respect to the ratification of BDO USA, LLP as Avenue’s independent registered accounting firm for the year ending December 31, 2019 was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
10,058,937	22,676	197,903	0

In addition, holders of all of Avenue’s issued and outstanding Class A Preferred Stock voted all of their preferred shares in favor of each of the two proposals above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2019	Avenue Therapeutics, Inc.
(Registrant)

	By:	/s/ Lucy Lu, M.D.
Lucy Lu, M.D.
President and Chief Executive Officer